Exhibit 99.1

APOLLO MEDICAL HOLDINGS, INC.
700 N. BRAND BLVD., STE. 1400
GLENDALE, CA 91203

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR all the proposals listed.

	For	Against	Abstain
1. Approve merger between Apollo Acquisition Corp. and Network Medical Management, Inc., the Agreement and Plan of Merger and the transactions contemplated thereunder.	☐	☐	☐
2. Approve amendments to the Restated Certificate of Incorporation and Restated Bylaws to divide the board of directors of ApolloMed into three classes.	☐	☐	☐

The Board of Directors recommends a vote FOR all the nominees listed.

	For All	Withhold All	For All Except
3. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below

____

Nominees

01 Warren Hosseinion
02 Gary Augusta
03 Mark Fawcett
04 Thomas Lam
05 Kenneth Sim
06 David Schmidt
07 Michael Eng
08 Mitchell Kitayama
09 Li Yu

The Board of Directors recommends a vote FOR all the proposals listed.

	For	Against	Abstain
4. Approve certain compensation arrangements for ApolloMed's named executive officers.	☐	☐	☐
5. Approve adjournment of the special meeting to a later date or dates, if necessary.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000342000_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Joint Proxy Statement/Prospectus, Form S-4 is/are available at www.proxyvote.com APOLLO MEDICAL HOLDINGS, INC. Special Meeting of Stockholders [_____ __], 2017 [__] [a.m.][p.m.] This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Warren Hosseinion and Gary Augusta, or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common/preferred stock of APOLLO MEDICAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at [___] [a.m.][p.m.], Pacific Standard Time, on [_____ __], 2017, at the Company's offices at 700 North Brand Boulevard, Suite 1400, Glendale, California 91203, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side